EXHIBIT 15.1


     January 10, 1994



     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D. C.  20549



     Dear Sirs:

     We are aware that Triton Energy Corporation has included our report dated January 10, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984,
     33-23058, 33-25634, 33-31319, 33-45847, 33-46292) and
     Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498,
     33-46968, 33-51691 and 33-69230).  We are also aware of
     our responsibilities under the Securities Act of 1933.

     Yours very truly,

     \\ Price Waterhouse

     PRICE WATERHOUSE